UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 16, 2006

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Termination of Marjan Mining Company Joint Venture

As of August 18, 2006, Global Gold Mining, LLC ("GGM") (which is a wholly owned subsidiary of Global Gold Armenia, LLC which in turn is a wholly owned subsidiary of Global Gold Corporation (the "Company")) and Caucasus Resources Pty Ltd ("CR") (which is subsidiary of and Iberian Resources Limited ("Iberian")) have terminated the Marjan Mining Company Joint Venture Agreement entered into as of October 28, 2005. As a result of the termination agreement, the two companies will have no further obligations toward one another with respect to the Marjan mining property, all as described in Exhibit No. 10.1 below. The Marjan mining property is located in Southwestern Armenia, along the Nakichevan border. GGM will continue to develop the Marjan property, and Iberian is focusing its activities in Armenia into bringing the Litchkvadz project (which is a separate 80-20 joint venture with GGM) into production.

Item 2.01 Completion of Acquisition or Disposition.

Termination of Marjan Mining Company Joint Venture

The information provided in item 1.01 with respect to the termination of the Marjan Mining Company Joint Venture is incorporated herein by reference.

Closing of Mego Gold, LLC Acquisition

On August 2, 2006 the Company announced that GGM planned to exercise its option to acquire the remaining forty nine percent (49%) of the Armenian limited liability company Mego-Gold, LLC, which is the licensee for the Tukhmanuk mining property and surrounding exploration sites as well as the owner of the related processing plant and other assets. According to the August 1, 2005 share purchase agreement, GGM acquired a fifty one percent (51%) interest for one million five hundred thousand dollars ($1,500,000) and was to pay another two million dollars ($2,000,000) by August 1, 2007 for the remaining forty nine percent (49%). (A copy of the August 1, 2005 agreement was furnished as Exhibit No. 10.1 to the Company's Report on Form 8-K dated August 3, 2005.)

As of July 19, 2006, GGM entered into an amendment of the August 1, 2005 share purchase agreement which allows for the acquisition of the remaining forty nine percent (49%) in exchange for one million dollars ($1,000,000) and five hundred thousand (500,000) restricted shares of The Company's stock, if GGM elects on or before August 19, 2006. The July 19, 2006 amendment also contains a contingency allowing the sellers to sell back the 500,000 shares on or before September 15, 2007 for a payment of one million dollars ($1,000,000) if the Company's stock is not traded at or above two dollars and fifty cents ($2.50) at any time between July 1, 2007 and August 31, 2007, all as described in Exhibit No. 10.2 below.

On August 16, 2006, that transaction was closed with the registered transfer of the remaining forty nine percent (49%) of Mego-Gold, LLC shares to GGM, the issuance and delivery of five hundred thousand (500,000) shares of the Company to the sellers, and the acknowledgment of payment in full of the one million dollar ($1,000,000) payment to the sellers.

Exhibit No.

Material Contracts -

10.1 MARJAN MINING TERMINATION AGREEMENT among Caucasus Resources Pty Ltd, Global Gold Mining, LLC, and SHA, LLC dated as of August 18, 2006.

10.2 FIRST AMENDMENT OF AUGUST 1, 2005 MEGO GOLD, LLC SHARE PURCHASE AGREEMENT Between Global Gold Mining, LLC And Karapet Khachatryan and Arthur Gevorgyan dated as of July 19, 2006.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: August 18, 2006,                  Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer